EXHIBIT 5.1 & 23.2

One Arts Plaza, 1722 Routh Street, Suite 1500 | Dallas, TX 75201 | T 214.964.9500 | F 214.964.9501

Holland & Knight LLP | www.hklaw.com

January 26, 2026

EquipmentShare.com Inc.
5710 Bull Run Drive

Columbia, MO, 65201

Re:	Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as special counsel to EquipmentShare.com Inc., a Texas corporation (the “Company”), with respect to the registration statement on Form S-8 (the “Registration Statement”) filed under the Securities Act of 1933, as amended (the “Securities Act”), on or about the date hereof with the Securities and Exchange Commission (the “Commission”). The Registration Statement relates to the offer and sale by the Company of (i) up to 3,726,874 shares of Class A common stock, par value $0.00000125 per share (the “Class A Common Stock”) and up to 36,643,288 shares of Class B common stock, par value $0.00000125 per share (the “Class B Common Stock”) issuable under the EquipmentShare.com Inc. 2025 Omnibus Incentive Plan (the “2025 Plan”), (ii) up to 6,082,989 shares of Class A Common Stock and up to 3,375,664 shares of Class B Common Stock issuable under the EquipmentShare.com Inc. 2016 Equity Incentive Plan (as amended and restated, the “2016 Plan”), and (iii) up to 2,316,263 shares of Class A Common Stock issuable under the EquipmentShare.com Inc. 2025 Employee Stock Purchase Plan (the “ESPP” and together with the 2025 Plan and the 2016 Plan, the “Plans”). The shares to be issued under the Plans are collectively referred to herein as the “Shares”.

In connection with the opinion expressed herein, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Amended and Restated Certificate of Formation of the Company, (ii) the Amended and Restated Bylaws of the Company, (iii) the Registration Statement, (iv) the Plans, and (v) such other certificates, statutes and other instruments and documents as we considered appropriate for purposes of the opinion hereafter expressed. We have also reviewed such questions of law as we have deemed necessary or appropriate. As to matters of fact relevant to the opinion expressed herein, and as to factual matters arising in connection with our examination of corporate documents, records and other documents and writings, we relied upon certificates and other communications of corporate officers of the Company, without further investigation as to the facts set forth therein.

In connection with rendering the opinion set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct, (ii) all signatures on all documents examined by us are genuine, (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents, (iv) as to matters of fact, the truthfulness of the representations made or otherwise incorporated in the Registration Statement and the other documents referenced herein and representations and

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EquipmentShare.com Inc.
January 26, 2026

statements made in certificates or web sites of public officials and officers or other representatives of the Company, (v) each person who has taken any action relevant to any of our opinions in the capacity of director or officer of the Company was duly elected or appointed to or otherwise occupied that director or officer position and held that position when such action was taken, (vi) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective, and (vii) all Shares will be issued and sold in compliance with applicable federal and state securities laws and in the manner specified in the Registration Statement and the Plans. We have further assumed that each of the documents identified in clauses (i) through (iv) of the preceding paragraph will be entered into, adopted or filed as appropriate. We have not independently established the validity of the foregoing assumptions.

Based on the foregoing, and subject to the assumptions, qualifications and limitations stated herein, we are of the opinion that the Shares have been duly authorized by the Company and, when issued and paid for in the manner described in the Plans, the Shares will be validly issued, fully paid and non-assessable.

Our opinion is limited to the Texas Business Organizations Code (including all reported judicial decisions interpreting such law), and we do not express any opinion herein concerning any other laws.

This opinion letter is rendered to you in connection with the transactions contemplated by the Registration Statement.  This opinion letter has been prepared, and is to be understood, in accordance with customary practice of lawyers who regularly give and lawyers who regularly advise recipients regarding opinions of this kind, is limited to the matters expressly stated herein and is provided solely for purposes of complying with the requirements of the Securities Act, and no opinions may be inferred or implied beyond the matters expressly stated herein. The opinions expressed herein are rendered and speak only as of the date hereof and we specifically disclaim any responsibility to update such opinions subsequent to the date hereof or to advise you of subsequent developments affecting such opinions.

We consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement.  In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 and Section 11 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Respectfully submitted,

/s/ Holland & Knight LLP